UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2011
PROLOGIS
(Exact name of registrant as specified in charter)

Maryland	1-12846	74-2604728
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation)		No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (303) 567-5000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
On April 21, 2011, PLD International Incorporated (the “Borrower”), a wholly owned subsidiary of ProLogis (“ProLogis”), entered into a Senior Bridge Loan Agreement (the “Agreement”) with J.P. Morgan Europe Limited, as administrative agent, and JPMorgan Chase Bank, N.A., London Branch, as a lender (together with any other lender that becomes a party to the Agreement, the “Lenders”).
Under the Agreement, the Lenders have agreed to make available to the Borrower a senior, unsecured, multiple-draw term loan facility in the aggregate principal amount of €500,000,000. The proceeds of the credit facility may be used only to finance purchasesof units of ProLogis European Properties, a Luxembourg fonds commun de placement, and to pay costs and expenses incurred in connection therewith.
Loans made under the Agreement bear interest based upon the EURIBO Rate plus a margin of 1.25% to 2.05% based on the credit ratings assigned to long-term senior, unsecured debt securities issued by ProLogis without third party credit enchancement.
Loans under the Agreement are due and payable on October 21, 2011, but the Borrower has the right (subject to delivery of the requisite notice, the absence of a default, and the payment of a fee) to extend the maturity date for the loans under the Agreement to April 20, 2012.
The obligations of the Borrower under the Agreement are guaranteed by ProLogis, and the indebtedness incurred by ProLogis under such guaranty has been designated as Designated Senior Debt under the Amended and Restated Security Agency Agreement dated as of October 6, 2005 among Bank of America, N.A., as Global Administrative Agent on behalf of the Global Lenders defined therein, certain Other Creditors (as defined therein) of ProLogis, and Bank of America, N.A., as Collateral Agent (as amended).
The Agreement and the guarantee by ProLogis contain representations and warranties, covenants and events of default that are substantially similar to the corresponding provisions in the primary revolving credit facility maintained by ProLogis.
The foregoing description is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

10.1	This Senior Bridge Loan Agreement Dated as of April 21, 2011 among PLD International Incorporated, a Delaware corporation, the various lenders a party thereto and J.P. Morgan Chase Bank, N.A. (London Branch), as administrative agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Date: April 26, 2011	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	General Counsel and Secretary